QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Novartis AG Lichtstrasse 35 4056 Basel	Allen & Overy LLP 1221 Avenue of the Americas New York NY 10020
Switzerland	Tel	212 610 6300
	Fax	212 610 6399

Novartis Capital Corporation
608 Fifth Avenue
New York, New York 10020

Novartis Securities Investment Ltd.
131 Front Street
Hamilton, HM12, Bermuda

Novartis Finance S.A.
20, rue Eugène Ruppert
L-2453 Luxembourg, Luxembourg

Our ref                66057-00022 NY:3924822.7

September 26, 2008

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel for Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the Guarantor), Novartis Capital Corporation, a Delaware corporation (US Sub), Novartis Securities Investment Ltd., a limited liability company organized under the laws of Bermuda (Bermuda Sub), and Novartis Finance S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (Lux Sub, and together with US Sub and Bermuda Sub, the Issuers), in connection with the registration by the Guarantor and the Issuers of the offering from time to time of (i) debt securities of the Issuers that will be fully and unconditionally guaranteed by the Guarantor (the Debt Securities) and (ii) guarantees of the Guarantor in respect of the Debt Securities (the Guarantees, and together with the Debt Securities, the Securities) under the Securities Act of 1933, as amended (the Securities Act), pursuant to a registration statement on Form F-3 (the Registration Statement). The Securities will have an indeterminate aggregate offering price and will be offered from time to time on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Securities are to be issued pursuant to an indenture (the Indenture), to be entered into among the Guarantor, the Issuers and HSBC Bank USA, National Association (the Trustee). The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the TIA).

A.  SCOPE OF REVIEW AND RELIANCE

In that connection, we have examined such documents, corporate records and other instruments and certificates as we have deemed necessary or appropriate for the purpose of this opinion. We have relied as to certain matters on information obtained from public officials, officers of the Guarantor and the Issuers and other sources believed by us to be responsible.

B.  ASSUMPTIONS

In giving this opinion, we have assumed the following (without independent verification):

1.
the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.
the authenticity and completeness of all documents submitted to us as originals;

3.
the conformity to original documents and the completeness of all documents submitted to us as certified or conformed copies or photocopies and the authenticity of the originals of such documents;

4.
the conformity to original documents and the completeness of all documents received by us by facsimile transmission and the authenticity of the originals of such documents;

5.
the due authorization, execution and delivery of the Indenture by the Guarantor, Bermuda Sub, Lux Sub and the Trustee;

6.
the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by the Indenture;

7.
the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and

8.
the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

C.  OPINION

1.
Based solely on certificates from the Secretary of State of the State of Delaware, US Sub is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.
The Debt Securities, when issued by the Issuers in accordance with the terms of the Indenture, will be valid and binding obligations of the Issuers enforceable in accordance with their terms.

3.
The Guarantees, when the Debt Securities have been issued and authenticated and paid for in accordance with the terms of the Indenture and the Guarantees have been executed and delivered by the Guarantor, will be valid and legally binding obligations of the Guarantor enforceable in accordance with their terms.

  In rendering the opinions above, we have further assumed that: (i) the Registration Statement will have become effective under the Securities Act; (ii) the terms of the Securities to be issued will conform to the form of Guaranteed Debt Securities and form of Guarantee included in the Indenture filed as an exhibit to the Registration Statement, will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Guarantor or the Issuers and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor or the Issuers; (iii) the Securities will be sold and delivered to, and paid for by, the purchasers at the prices and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iv) the Guarantor and the Issuers will authorize the offering and issuance of the

  Securities, and will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and such authorization will remain in effect at all relevant times, and that no Securities will be issued or other action taken in contravention of an applicable limit established pursuant to such authorization; and (v) certificates representing the Securities will be duly executed and delivered and, to the extent required by the Indenture, duly authenticated and countersigned and will be issued and sold as contemplated in the Registration Statement.

D.  LIMITATIONS AND QUALIFICATIONS

1.
We do not express any opinion herein concerning any law other than the Federal law of the United States of America, the law of the State of New York and the Delaware General Corporation Law. In particular, we do not purport to pass on any matter governed by the laws of Switzerland, Bermuda or Luxembourg. We are expressing no opinion as to any obligations that parties other than the Issuers and the Guarantor may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any parties other than the Issuers and the Guarantor.

2.
Our opinions are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, preference, equitable subordination, moratorium and other similar laws affecting the rights and remedies of creditors generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights. Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

We note that, as of the date of this opinion, a judgment for money in an action based on Securities denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of Securities denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Securities would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Securities are denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, and to the filing of this opinion with the Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

Very truly yours,

/s/ Allen & Overy LLP

Allen & Overy LLP

QuickLinks

  Exhibit 5.1